UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2020

BUNKER HILL MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Richmond Street East, Toronto, Ontario, Canada	M5C 1P1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416-477-7771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
None

Item 3.02 Unregistered Sales of Equity Securities.

On August 25, 2020, Bunker Hill Mining Corporation (the “Company”) closed the second and final tranche (the “Second Tranche”) of its brokered best efforts equity private placement of up to 58,285,714 units of the Company (“Units”) at C$0.35 per Unit for up to C$20,400,000 in gross proceeds (the “Offering”). Each Unit consists of one common share of the Company (a “Common Share”) and one Common Share purchase warrant (a “Warrant”). Each whole Warrant entitles the holder to acquire one Common Share at a price of C$0.50 per Common Share until August 31, 2023. The First Tranche closed on August 14, 2020 and consisted of the sale of 35,212,142 Units for gross proceeds of C$12,324,249.70. The Second Tranche consisted of the sale of 23,073,572 Units for gross proceeds of C$8,075,750.20. A total of 3,271,428 Units, representing gross proceeds of C$1,145,000, were issued to settle outstanding indebtedness of the Company. The First Tranche and Second Tranche comprise the Offering consisting of the sale of an aggregate 58,285,714 Units or gross proceeds of C$20,400,000.

Sprott Capital Partners LP and Cormark Securities Inc. (the “Agents”) acted as agents in connection with the Offering and were paid a cash commission of C$1,086,685 in the aggregate and were issued 3,239,907 compensation warrants (“Broker Warrants”) as compensation for their services. Broker Warrants are exercisable into Units at an exercise price equal to C$0.35 until August 31, 2023.

The Offering was exempt from registration under the United States Securities Act of 1933 as amended (the “Securities Act”). Offers made outside of the United States were exempt in reliance upon Rule 903 under the Securities Act and in the United States in reliance upon Rules 144A and 506(b) under the Securities Act.

ITEM 9.01(b) Exhibits

Exhibit	Description

4	Warrant Indenture between the Company and Capital Transfer Agency ULC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

Date: August 28, 2020	By:	/s/ Sam Ash
Sam Ash
CEO